Exhibit 10.7

Mr. Yigal Jacoby 9 Nordan Street Ra’anana Israel	Date: November 27th, 2001

Re: Options to Purchase Shares
We wish to confirm our agreement as follows:
1.	Grant of Options. You are hereby granted options (the “Options”) to purchase 15,625 Preferred C-1 Shares, par value NIS 0.01 each, of Allot Communications Ltd. (the “Company”), exercisable at any time following the date hereof, until the earlier to occur of (i) an initial public offering of shares of the Company; (ii) a merger of the Company in which the Company is not the surviving entity; (iii) the sale of all or substantially all of the assets or shares of the Company; or (iv) the lapse of 5 years from the date hereof.

2.	Exercise. The exercise price of the Options shall be the par value of the underlying shares. An Option shall be exercised by a written notice delivered by you to the Company, specifying the number of shares to be purchased, and accompanied by the payment of the exercise price thereof in cash or by a cashier’s check payable to the order of the Company.

3.	Rights Attached to Underlying Shares. The Preferred C-1 Shares underlying the Options shall have the same rights and obligations as the other currently outstanding Preferred C-1 Shares of the Company, and shall be subject to the rights and obligations of the Preferred C-1 Shares of the Company, set forth in the Articles of Association of the Company, as may be amended from time to time.

4.	Adjustments. The number of shares covered by each outstanding Option, as well as the price per share, shall be proportionately adjusted for any increase or decrease in the number of issued ordinary shares resulting from a stock split, reverse stock split, combination or reclassification of the shares or the payment of a stock dividend (bonus shares) with respect to the shares.

5.	Tax Consequences. All tax consequences arising from the grant or exercise of the Options to you, from the payment for, or the subsequent disposition of, shares covered thereby or from any other event or act of the Company or of you hereunder, shall be borne solely by you.
Please indicate your agreement to the abovesaid by executing a counterpart of this letter and returning it to us.

Allot Communications Ltd.
/s/ Adi Sapir

By:	Adi Sapir

Title:	CFO

I Agree:	/s/ Yigal Jacoby	27.11.01
	Yigal Jacoby	Date